Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C SECTION 1350

The undersigned, Terrance H. Gregg, the President and Chief Executive Officer of DexCom, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Quarterly Report on Form 10-Q for the period ended September 30, 2008 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 10, 2008

/s/ Terrance H. Gregg
Terrance H. Gregg
President and Chief Executive Officer